Explanatory Note

Direct Communication Solutions, Inc. has prepared this Form 1-A POS solely for the purpose of filing Exhibit 4.1 and Exhibit 4.2.

PART III—EXHIBITS

Exhibit No.	Description

2.1 (2)	Amended and Restated Certificate of Incorporation
2.2 (1)	Amended and Restated Bylaws
4.1 #	Form of Common Stock Subscription Agreement
4.2 #	Form of Warrant Subscription Agreement
6.1 (1)	Software License Agreement with Gurtam, Inc. dated April 1, 2015
6.2 (2)*	Purchase and Security Agreement with TAB Bank dated as of January 22, 2020
6.3 (1)	CalAmp Master Agreement dated March 22, 2019
6.4 (1)	Consultant Agreement with Rich Gomberg
6.5 (1)	Employment Agreement with Michael Lawless
6.6 (1)	Employment Agreement with Chris Bursey
6.7 (1)	Employment Agreement with Eric Placzek
6.8 (1)	Employment Agreement with David Scowby
6.9 (1)	Form of Indemnification Agreement for officers and directors
6.10 (1)	Amended and Restated 2017 Stock Plan
6.11 (1)	Form of Stock Option Agreement
10.1 (2)	Power of Attorney (incorporated in signature page)
11.1 (3)	Consent of Davidson & Company LLP
12.1 (4)	Opinion of Tollefsen Business Law P.C.
13.1 (3)	Press Release dated September 29, 2020
13.2 (4)	Corporate Presentation

#	Filed herewith.

(1)	Previously filed on Form 1-A on December 19, 2019 (SEC File No. 024-11095) and incorporated herein by reference.

(2)	Previously filed on Form 1-A on September 14, 2020 (SEC File No. 024-11319) and incorporated herein by reference.

(3)	Previously filed on Form 1-A/A on October 5, 2020 (SEC File No. 024-11319) and incorporated herein by reference.

(4)	Previously filed on Form 1-A/A on October 8, 2020 (SEC File No. 024-11319) and incorporated herein by reference.

*	Portions of this exhibit containing confidential information have been omitted pursuant to a request for confidential treatment filed with the SEC pursuant to Rule 406 under the Securities Act. Confidential information has been omitted from the exhibit in places marked “[*****]” and has been filed separately with the SEC.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 18, 2020.

Direct Communication Solutions, Inc.

/s/ Chris Bursey
Chief Executive Officer (Principal Executive Officer).

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Chris Bursey	President and Chief Executive Officer, Director	October 18, 2020
	Chris Bursey	(Principal Executive Officer)

	/s/ Rich Gomberg	Chief Financial Officer (Principal Financial and Accounting Officer)	October 18, 2020
Rich Gomberg

	*	Director	October 18, 2020
Bill Espley

	*	Director	October 18, 2020
Winston Wong

	*	Director	October 18, 2020
Ed O’Sullivan

	*	Director	October 18, 2020
John Hubler

* By:	/s/ Rich Gomberg
Rich Gomberg
Attorney-in-fact

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